UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2024

Strategic Student & Senior Housing Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	333-220646 (Commission File Number)	81-4112948 (IRS Employer Identification No.)

19900 MacArthur Blvd. Suite 250

Irvine, California 92612

(Address of principal executive offices, including zip code)

(877) 327-3485

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Asset.

On July 31, 2024, a subsidiary of Strategic Student & Senior Housing Trust, Inc. (the “Registrant”) sold the Registrant’s sole remaining student housing property located in Fayetteville, Arkansas (the “Fayetteville Property”) to YOUnion at Fayetteville SPE, LLC (the “Buyer”). Buyer is a subsidiary of a joint venture (the “Joint Venture”) between an affiliate of Virtus Real Estate, LLC (“Virtus”) and an affiliate of our sponsor, Strategic Asset Management I, LLC (“SAM”). The Virtus affiliate owns 95% and the SAM affiliate owns 5% of the Joint Venture. In addition, a SAM affiliate serves as the property manager of the Fayetteville Property on behalf of the Joint Venture. The sale price for the Fayetteville Property was $72.25 million in cash, less closing costs. The mortgage loan encumbering the Fayetteville Property of approximately $34.5 million was repaid in full at closing. The net proceeds from the sale of the Fayetteville Property will be primarily used to repay the total outstanding balance on the KeyBank Bridge Loan of approximately $25.4 million, and the remainder of the net proceeds will be used for other corporate purposes, including but not limited to payment of a disposition fee and reimbursement of fees and expenses owed to the advisor of the Registrant, a subsidiary of SAM, and distributions to stockholders. The Fayetteville Property was purchased by the Registrant in the second quarter of 2017 for a purchase price of $57 million, excluding acquisition costs.

Item 9.01. Financial Statements and Exhibits.

(b) Pro forma Financial Information.

The unaudited pro forma consolidated balance sheet of the Registrant, as of March 31, 2024, and the unaudited pro forma consolidated statements of operations for the three months ended March 31, 2024 and 2023, and for the years ended December 31, 2023, 2022, and 2021, are filed as Exhibit 99.1 to the Current Report on Form 8-K and are incorporated herein by reference.

(d) Exhibits.

99.1

Unaudited pro forma consolidated balance sheet as of March 31, 2024, and the unaudited pro forma consolidated statements of operations for the three months ended March 31, 2024 and 2023, and for the years ended December 31, 2023, 2022, and 2021.

104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Strategic STUDENT & SENIOR HOUSING Trust, Inc.

Date: August 2, 2024	By:	/s/ Matt F. Lopez
Matt F. Lopez
Chief Financial Officer, Treasurer, and Secretary
(Principal Financial and Accounting Officer)